SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                           Act of 1934
                                         (Amendment No.  )
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Filed by a Party other than the Registrant [  ]
Check the appropriate box:
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[  ]    Confidential, For Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2)
[X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                       IMMUCELL CORPORATION
 ................................................................................
                         (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
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[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:
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        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing
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


                     IMMUCELL CORPORATION

             Notice of Annual Meeting of Stockholders

                           June 18, 1999


To the Stockholders of ImmuCell Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the "Company") will be held at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine on Friday, June 18, 1999 at 9:00 a.m. for the following purposes:

            1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

            2. To take any other action which may properly come before the meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, April 23, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.



                                        By Order of the Board of Directors
                                        MICHAEL F. BRIGHAM, SECRETARY
                                        April 26, 1999







WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.












                       IMMUCELL CORPORATION
                        56 Evergreen Drive
                        Portland, ME 04103
                                                                April 26, 1999

                          PROXY STATEMENT

                1999 Annual Meeting of Stockholders

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the "Company"), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. on Friday, June 18, 1999 at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy card are first being given or sent to stockholders on or about April 30, 1999. Stockholders who execute proxies may revoke them at any time before exercise thereof. See "OTHER MATTERS", below.

                         VOTING SECURITIES OUTSTANDING

     Only stockholders of record at the close of business on April 23, 1999, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. As of such date, there were 2,428,884 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the Company's common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the inspector of election approved for the meeting.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld from any nominee, as well as broker non-votes, will not be counted in such nominee's favor.

                  ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)

     Each of the eight persons listed below has been nominated to serve as a director until the next Annual Meeting of the Stockholders and until his successor is chosen and qualified. The nominees for directors receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the eight nominees receiving the largest number of votes cast will be elected. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as directors of the nominees listed below:

     MICHAEL F. BRIGHAM (Age: 38, Officer Since:  October 1991, Director
Since: March 1999) was appointed to serve as a Director of the Company in March 1999 and was elected Vice President of the Company in December 1998, while maintaining the titles of Chief Financial Officer, Treasurer and Secretary. He has served as Secretary since December 1995 and as Chief Financial Officer and Treasurer since October 1991. Prior to that, he served as Director of Finance and Administration since originally joining the Company in September 1989. Mr. Brigham serves on the Board of Directors of the Biotechnology Association of Maine and of the Maine Center for Innovation in Biotechnology. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. Mr. Brigham earned his Masters in Business Administration from New York University in 1989.

     ANTHONY B. CASHEN (Age: 63, Director Since: 1985) is a member of the Executive and the Compensation and Stock Option Committees of the Company's Board of Directors and is Senior Partner of LAI Worldwide, Inc., an executive recruitment firm. Prior to 1998 this firm was known as Lamalie Amrop International and prior to 1993 it was known as Lamalie Associates, Inc. which, in 1990, merged with Flanagan & Webster, Inc. where Mr. Cashen was President. He is also a director of LBO Capital Corporation, Ajay Sports, Inc. and Williams Controls, Inc.

      JOSEPH H. CRABB, Ph.D.  (Age:  44, Officer Since:  March 1996, Director
Since: March 1999) was appointed to serve as a Director of the Company in March 1999 and was elected Vice President of the Company in December 1998, while maintaining the title of Chief Scientific Officer. He has served as Chief Scientific Officer since September 1998. Prior to that, he served as Vice President of Research and Development since March 1996. Prior to that, he served as Director of Research and Development since originally joining the Company in November 1988. Dr. Crabb currently holds a Clinical Assistant Professorship at Tufts University School of Veterinary Medicine and serves on National Institutes of Health and American Water Works Association advisory committees. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

      GEORGE W. MASTERS (Age: 58, Director Since: August 1992) has served as the Chairman of the Board of Directors since July 1996 and is a member of the Executive and the Nominating Committees of the Company's Board of Directors. Mr. Masters retired from Seragen, Inc., a biotechnology company, in November 1996 where he held the positions of Vice-Chairman, President and Chief Executive Officer. Mr. Masters currently serves as non-executive Chairman of BioCatalyst Yorkton, Inc., a Canadian venture capital firm. From September 1991 until joining Seragen, he was President and Chief Executive Officer of Verax Corporation, a privately held biotechnology company. From 1989 to 1991, he was President and Chief Executive Officer of Hemosol, Inc., a biopharmaceutical company where he continues his relationship as Vice-Chairman. From 1985 to 1989, he was President of Immunomedics, Inc., a New Jersey-based biopharmaceutical company. In addition, Mr. Masters spent almost twenty years with Warner Lambert with his most senior position being Group President of the worldwide diagnostics business. He currently serves on the Board of Directors of CME Telemetrix where he is Chairman, Hemosol, Inc., Apollo Biopharmaceutics, BioCatalyst Yorkton, Inc., Intelligent Medical Imaging and Xanthon.

      WILLIAM H. MAXWELL, M.D. (Age: 59, Director Since: 1986) is a member of the Compensation and Stock Option, the Audit and the Nominating Committees of the Company's Board of Directors. He has been President of Maxwell, Roediger, Knowland & Kluger, M.D., P.A. since its inception in 1978, working as an otolaryngologist (head and neck surgeon).

      JOHN R. MCKERNAN, JR. (Age: 50, Director since: 1995) is a member of the Audit and Nominating Committees of the Company's Board of Directors. He is currently Chairman and CEO of McKernan Enterprises, Inc., a consulting company, and of Nottingham Equity, Inc., a merchant banking firm, and is Chairman of Hathaway Holdings Corporation, a clothing manufacturer. Mr. McKernan also serves on the Board of Trustees of the Bear Stearns Mutual Funds and on the Board of Directors of Maine Education Services, International Management and Development, Inc., a human resources consulting company, Columbia Partners, LLC Investment Management and Jolly Gardener Products, a bark mulch and soils company. He completed his second four-year term as Maine's 70th Governor in early 1995. Before his inauguration as Governor in 1987, he represented Maine's First Congressional District for two terms in the U.S. House of Representatives in Washington, D.C.

      MITCHEL SAYARE, Ph.D. (Age: 50, Director Since: September 1994) is a member of the Compensation and Stock Option and the Audit Committees of the Company's Board of Directors. He joined ImmunoGen Inc., a biotechnology company, ("ImmunoGen") in 1986 as President and Chief Executive Officer and is currently ImmunoGen's Chairman and Chief Executive Officer. From 1982 to 1985 Dr. Sayare was Vice President of Development at Xenogen, Inc., a biotechnology company, and from 1977 to 1982 he was Assistant Professor of Biochemistry at the University of Connecticut. Dr. Sayare serves on the Board of Directors of the Biotechnology Industry Organization ("BIO") and is BIO's Treasurer. He also serves on the Board of Directors of Karamisu, Inc., Research!America and Viacord, Inc.

      STAFFORD C. WALKER (Age:  47, Officer since:  December 1998, Director
Since: March 1999) was appointed to serve as a Director of the Company in March 1999 and was elected Vice President and Chief Marketing Officer of the Company in December 1998. Prior to that, he served as Director of Sales and Marketing since originally joining the Company in July 1992. Prior to joining the Company, he held various product management and sales positions in the animal health division of American Cyanamid Company.

      There is no family relationship between any director or person nominated or chosen by the Company to become a director.

     If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next annual meeting.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held seven meetings during 1998.
Each director attended at least 75 percent of the Board meetings held during the period for which he was a director. The Committees of the Board of Directors are the Executive Committee, the Compensation and Stock Option Committee, the Audit Committee and the Nominating Committee. Each director attended at least 75 percent of the aggregate number of committee meetings held during the period for which he served on such committees. Members of the Board will be elected at the first meeting of the Board following this year's Annual Meeting to serve on the various committees until the next Annual Meeting.

     In the absence of actions by the full Board of Directors, the Executive Committee may exercise, with certain limitations, all of the powers of the Board in the management of the business and affairs of the Company. During 1998, its members were: Messrs. Cashen and Masters and Mr. Thomas C. Hatch, the former President, Chief Executive Officer and Director of the Company who resigned from those positions in December 1998. The seat vacated by the resignation of Mr. Hatch in December 1998 has not been filled. The Executive Committee met once during 1998. The Board's Compensation and Stock Option Committee reviews and recommends salary, bonus and other benefits for designated members of senior management and reviews and recommends new executive compensation or benefit plans or policies to the Board and is responsible for administering the Company's 1989 Stock Option and Incentive Plan and the 1995 Stock Option Plan for Outside Directors. Its members are:
Messrs. Cashen, Maxwell and Sayare. The Compensation and Stock Option Committee held three meetings during 1998. The Audit Committee recommends the engagement of the Company's independent auditors, consults with such auditors with regard to audit plans, and reviews the annual reports of the independent auditors as well as the adequacy of the Company's internal operating procedures and controls. Its members are: Messrs. Maxwell, McKernan and Sayare. The Audit Committee held two meetings during 1998. The Nominating Committee recommends to the full Board the number of directors to serve on the Board, the criteria for Board membership and nominees for election to the Board. Its members are: Messrs. Masters, Maxwell and McKernan. The Nominating Committee met once during 1998. The Nominating Committee will consider nominees for director recommended by stockholders as part of the Nominating Committee's periodic review of the size and composition of the Board. Such recommendations may be sent to the Nominating Committee through the Secretary of the Company.

      Under the Company's By-laws, stockholders wishing to formally nominate a person for election as a director at the annual meeting must notify the Secretary of the Company in writing not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days from such anniversary date, the notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such notice must comply with the provisions set forth in the By-laws. A copy of the relevant provisions of the By-laws will be sent to any stockholder who requests it in writing. Such requests should be addressed to the Secretary of the Company.

     Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings. Effective July 1996, the Board of Directors appointed Mr. Masters to serve the Company as Chairman of the Board of Directors. In consideration of the services to be provided, the Board agreed to compensate Mr. Masters at the rate of $1,000 per month and further agreed to grant him 7,500 stock options at the then current market price of $3.06 per share. In connection therewith, Mr. Masters earned $7,000 in 1998. This compensation arrangement was terminated effective August 1998 due to a reduction in time spent by Mr. Masters in this capacity. In accordance with the Company's By-laws, it has always been the Company's policy to reimburse the directors for out-of-pocket expenses, and effective July 1990, the Company adopted a policy to pay a per meeting fee of $750 to each non-employee director for his attendance and service at each Board of Directors' meeting. Effective June 1994, the Company increased this fee to $1,000 per meeting. At times when a director attends a part but not all of a meeting, his compensation is reduced proportionately. Occasionally, special meetings of the Board of Directors are called in addition to the regularly scheduled meetings each year. Attendance at these meetings is often facilitated by the use of teleconference connections, and generally no fee is paid to directors in connection with service at such special meetings. Mr. Masters, Dr. Maxwell and Mr. McKernan each received $4,000, Dr. Sayare received $3,750 and Mr. Cashen received $3,000 during 1998 for their attendance and services at regular meetings of the Board of Directors. Additionally, Messrs. Cashen and Masters each received $1,000 for services on the Executive Committee rendered for the Company at times other than during the regular meetings of the Board of Directors.

      In February 1995, the Board of Directors adopted the 1995 Stock Option Plan for Outside Directors (the "1995 Plan"), which was approved by the stockholders in June 1995. Under the 1995 Plan, each director who was not an employee of the Company on the date the 1995 Plan was adopted by the Board of Directors (Messrs. Cashen, Masters, Maxwell and Sayare) was automatically granted a non-qualified stock option to purchase 8,000 shares of common stock at a purchase price of $1.25 per share, the fair market value on the day of the grant. One non-employee director who was newly elected to the Board subsequent
to that date   (Mr. McKernan) received an automatic grant of an option to purchase 8,000 shares at a purchase price of $1.94 per share, the fair market value on the day in June 1995 when such director was first elected to the Board by the stockholders. For those outside directors who were serving as such when the 1995 Plan was adopted by the Board of Directors, each option became exercisable as to one-half (1/2) of the shares subject to the option in June 1996 and thereafter as to the remaining one-half (1/2) of the shares after the first business day after the 1997 Annual Meeting of Stockholders. For those directors who are elected as such subsequent to when the 1995 Plan was adopted by the Board of Directors each option shall become exercisable as to one-half (1/2) of the shares subject to the option on the first business day after the Annual Meeting of Stockholders subsequent to the Annual Meeting at which the participant is first elected to the Board of Directors by the shareholders and thereafter as to the remaining one-half (1/2) of the shares on the first business day after the next Annual Meeting of Stockholders, providing service by the holder thereof, as a director of the Company, since the date of the grant of the option has been continuous. The 1995 Plan provides that all options expire no later than five years from the date of grant. On March 31, 1997, options to purchase 4,000 shares of common stock under the 1995 Plan were exercised by one director (Mr. Masters) at the exercise price of $1.25 per share. The Board of Directors originally reserved 64,000 shares of common stock for issuance under the 1995 Plan. As of April 1, 1999, options to purchase an aggregate of 36,000 shares of common stock were outstanding, at exercise prices ranging from $1.25 to $1.94 per share, and an additional 24,000 shares were reserved for future issuance.

      The last sales price of the Company's common stock on March 31, 1999 as reported by The Nasdaq SmallCap Market was $1.16.

                              EXECUTIVE OFFICERS

     The Company's executive officers, who each hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders of the Company and until his successor is chosen and qualified, are as follows:

      MICHAEL F. BRIGHAM Information concerning the background and experience of Mr. Brigham and the period during which he has served in his current capacity is set forth above under the caption "ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)".

      JOSEPH H. CRABB, Ph.D. Information concerning the background and experience of Dr. Crabb and the period during which he has served in his current capacity is set forth above under the caption "ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)".

      STAFFORD C. WALKER Information concerning the background and experience of Mr. Walker and the period during which he has served in his current capacity is set forth above under the caption "ELECTION OF THE BOARD OF DIRECTORS (ITEM
1)".

     There is no family relationship between any executive officer or person nominated or chosen by the Company to become an executive officer.

EXECUTIVE COMPENSATION

      The following table contains information as to the total compensation paid by the Company for services rendered during each of the three fiscal years ended December 31, 1998, 1997 and 1996 by the person who served as Chief Executive Officer through December 16, 1998 and each executive officer of the Company that earned a total salary and bonus in excess of $100,000 during fiscal year 1998.







                          Summary Compensation Table

                                ANNUAL COMPENSATION              LONG-TERM COMPENSATION
Name and                                                               Securities
Principal                                                              Underlying
Position                          Year       Salary($) Bonus($)(1)    Options(#)(2)
Michael F. Brigham                1998        94,310    9,193              --
Vice President, Chief Financial   1997        89,958   15,759             5,436
Officer, Treasurer and Secretary  1996        84,409      --             12,000

Joseph H. Crabb, Ph.D.            1998        99,893    9,733               --
Vice President and                1997        95,286   16,686             5,436
Chief Scientific Officer          1996        85,443      --             12,000

Thomas C. Hatch (3)               1998       196,500   12,113               --
Former President and              1997       118,569   20,765               --
Chief Executive Officer           1996       111,309      --             22,500

Stafford C. Walker (4)            1998        88,870   24,226               --
Vice President and                1997        84,744   15,656             6,795
Chief Marketing Officer           1996        79,260      --             15,000

(1) Bonus compensation is reported in this table in the year it is earned regardless of the fiscal year in which it is paid.

(2) Reflects shares of common stock underlying options granted to the named employee.
(3) Mr. Hatch resigned his position as President, Chief Executive Officer and Director of the Company effective December 16, 1998. The $196,500 in 1998 salary includes $70,658 in severance pay, which was accrued in 1998 and paid to Mr. Hatch in January 1999 pursuant to the terms of a separation agreement entered into by the Company with Mr. Hatch in December 1998.
(4) Most of this compensation was earned by Mr. Walker prior to his being promoted to an executive officer of the Company in December 1998.

      No option grants were made in 1998 to the executive officers listed in the Summary Compensation Table.

      The table below sets out information on options exercised during fiscal year 1998 and outstanding options held at the end of fiscal year 1998 by the executive officers listed in the Summary Compensation Table.

        Aggregated Option Exercises and Fiscal Year-End Option Value Table

                                                           Number of Securities      Value (1) of Unexercised
                          Shares                          Underlying Unexercised      In-the-Money Options
                         Acquired        Value              OPTIONS AT FY-END (#)          AT FY-END
Name                   On Exercise (#)  Realized ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------    ---------------  -------------    -----------  -------------  -----------  -------------
Michael F. Brigham       --                --               59,812        11,624     $  5,078        $  --

Joseph H. Crabb, Ph.D.   --                --               75,812         9,624     $  5,078        $  --

Thomas C. Hatch          --                --              165,800          --       $ 30,469        $  --

Stafford C. Walker       --                --               22,265         9,530     $    --         $  --

(1) This value is calculated by determining the difference between the fair market value (defined as the last sales price) of the Company's common stock at fiscal year-end, which was $1.25, and the exercise price of the options.




EMPLOYMENT AGREEMENTS

      In December 1998, the Company entered into a separation agreement with Mr. Hatch pursuant to which Mr. Hatch resigned as President, Chief Executive Officer and Director of the Company. Under the agreement, Mr. Hatch received seven months' salary, as well as associated regular employee benefits for a seven month period at the then prevailing levels. In consideration for such severance pay, Mr. Hatch, among other things, agreed to certain restrictions on his ability to compete with the Company before January 16, 2000.

      In April 1999, the Company entered into employment agreements with each of Messrs. Brigham, Crabb and Walker whereby Mr. Brigham agreed to serve the Company as Vice President and Chief Financial Officer, Dr. Crabb agreed to serve as Vice President and Chief Scientific Officer, and Mr. Walker agreed to serve as Vice President and Chief Marketing Officer. Under the agreements, each of the three executive officers is entitled to receive a minimum annual salary retroactive to February 1999 of $95,000, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company's Board of Directors. Should the employment of any of these executive officers be terminated for reasons other than voluntary resignation or termination for just cause, as defined in the agreements, the terminated officer(s) would be entitled to receive three months' salary, as well as the associated regular employee benefits at the then prevailing levels.

INDEMNIFICATION AGREEMENTS

      The Company has entered into indemnification agreements with its directors and executive officers in the form approved by the stockholders at the 1989 Annual Meeting. The agreements include procedures for reimbursement by the Company of liabilities and expenses which may be incurred in connection with service as a director or officer. The Company also expects to enter into indemnification agreements with individuals who become directors in the future, as well as such officers of the Company as the Board of Directors may from time to time determine.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's common stock at April 1, 1999 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock, (ii) each of the Company's directors and nominees, (iii) each of the Company's executive officers named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group:

                              Shares of the                     Percent of the
                              Company's Common Stock            Company's Common Stock
NAME OF BENEFICIAL OWNER      BENEFICIALLY OWNED (1)            BENEFICIALLY OWNED
Michael F. Brigham (2)             106,088                        4.3%
Anthony B. Cashen (3)               33,776                        1.4%
Joseph H. Crabb, Ph.D(4)            89,812                        3.6%
George W. Masters (5)               46,226                        1.9%
William H. Maxwell, M.D.(3)         11,065                         *
John R. McKernan, Jr.(3)            17,888                         *
Mitchel Sayare, Ph.D. (3)           21,476                         *
Stafford C. Walker (6)              51,265                        2.1%
Directors and executive officers
as a Group (8 persons)(7)          377,596                       14.3%
Thomas C. Hatch (8)                169,785                        6.6%
Jonathan E. Rothschild (9)         133,400                        5.5%



*Ownership percentage is less than 1%

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes of this table.
(2) Includes 59,812 shares of common stock covered by stock options which are currently exercisable and an additional 4,000 shares of common stock covered by stock options which will become exercisable on June 5, 1999.
(3) Includes 8,000 shares of common stock covered by stock options which are currently exercisable.
(4) Includes 75,812 shares of common stock covered by stock options which are currently exercisable and an additional 4,000 shares of common stock covered by stock options which will become exercisable on June 5, 1999.
(5) Includes 9,000 shares of common stock covered by stock options which are currently exercisable.
(6) Includes 22,265 shares of common stock covered by stock options which are currently exercisable and an additional 5,000 shares of common stock covered by stock options which will become exercisable on June 5, 1999.
(7) Includes 345,965 shares of common stock covered by stock options which are currently exercisable.
(8) Includes 2,000 shares held by a member of Mr. Hatch's immediate family and 150,000 shares of common stock covered by stock options which are currently exercisable and which expire if not exercised on or before June 16, 2000. The address for Mr. Hatch is 90 Roaring Brook Road, Portland, ME 04103.
(9) Includes 36,500 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild and 4,700 shares of common stock held in Arterio, Inc.'s Profit Sharing Plan. The address of Mr. Rothschild is 111 Briney Avenue #2509 Pompano Beach, FL 33062.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 31, 1997, the Company sold an aggregate of 80,820 shares of common stock in a private placement transaction to seven individuals, including certain directors and an executive officer of the Company, at a purchase price of $2.32 per share, for an aggregate consideration of $187,502. The sales were exempt from registration under the Securities Act of 1933, as amended ("Act"), pursuant to Rule 506 of Regulation D under the Act. The purchasers, and the number of shares purchased by each such purchaser, were as follows:
John R. McKernan, Jr. (5,388 shares); F. Donald Brigham, Jr. (10,776 shares); Mitchell Sayare (10,776 shares); Patricia A. Masters (10,776 shares); Michael
F. Brigham (10,776 shares); Anthony B. Cashen (10,776 shares) and Craig Howell (21,552 shares). Messrs. McKernan, Sayare and Cashen are directors of the Company, Ms. Masters is the wife of George W. Masters, also a director, Michael
F. Brigham is an executive officer of the Company and F. Donald Brigham, Jr. is the father of Michael F. Brigham. The private placement transaction was undertaken to ensure that the stockholders' equity of the Company as of December 31, 1997 would be above the $2,000,000 minimum required by the Nasdaq Small Cap Market for continued listing of the Company's common stock as of such date.
                        INFORMATION CONCERNING AUDITORS

     The Board of Directors of the Company engaged PricewaterhouseCoopers LLP as the principal accountants to audit the Company's financial statements for each of the fiscal years from 1993 through 1998. The foregoing decisions were recommended by the Audit Committee of the Board of Directors and then approved by the Board. The selection of the auditors to perform the 1999 audit is expected to be made at the first Board meeting following the Annual Meeting on June 18, 1999.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except as follows: Forms 4 for the month of January 1998, reporting the sale of 4,200 shares of the Company's common stock by the Aries Trust, a Cayman Island Trust and the sale of 1,800 shares of the Company's common stock by the Aries
Domestic Fund, LP  were filed on a delayed basis.


                            EXPENSES AND SOLICITATION

     The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to shareholders of record at the close of business on April 23, 1999.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Proposals of stockholders of the Company intended to be presented at the 2000 Annual Meeting of stockholders must be received by the Company at its principal place of business no later than December 28, 1999 to be included in the Company's proxy statement and form of proxy relating to that meeting. Certified mail addressed to the Secretary of the Company is advised.

                                 OTHER MATTERS

      The management of the Company does not know of any matter not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any matters other than those referred to above properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote thereat and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder's proxy will not be voted if the stockholder attends the meeting and elects to vote in person. Where the person solicited specifies in his proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Item 1.



                                          By Order of the Board of Directors



                                          MICHAEL F. BRIGHAM, SECRETARY
                                          April 26, 1999



A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS, ENCLOSED INSIDE A DESCRIPTIVE POCKET COVER, WHICH SERVES AS THE COMPANY'S 1998 ANNUAL REPORT, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 1998 FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

INVESTOR RELATIONS
IMMUCELL CORPORATION
56 EVERGREEN DRIVE
PORTLAND, ME 04103

                       IMMUCELL CORPORATION



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 18, 1999



KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder(s) of ImmuCell Corporation (the "Company"), do(es) hereby appoint Messrs. Michael F. Brigham and Joseph H. Crabb true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $.10 per share, of the Company outstanding in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine on Friday, June 18, 1999 at 9:00 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 26, 1999, the Proxy Statement accompanying the Notice, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.


Said proxies are directed to vote as indicated on the following proposals:


1.   ELECTION OF DIRECTORS:

Nominees:      MICHAEL F. BRIGHAM, ANTHONY B. CASHEN, JOSEPH H. CRABB,
               GEORGE W. MASTERS, WILLIAM H. MAXWELL, JOHN R. MCKERNAN,
               JR., MITCHEL SAYARE AND STAFFORD C. WALKER


FOR all nominees listed above / /

WITHHOLD AUTHORITY to vote for all nominees listed above / /


FOR all nominees listed above except that authority is withheld to vote for any nominee whose name is written on the line immediately below:

    2. OTHER MATTERS:

To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.


Each stockholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 ABOVE.


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE REPLY ENVELOPE.


PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN
PERSON. / /
                     Dated:.............................  1999
                     ...................................
                     ...................................
                     ...................................
                     Signature(s) of Stockholder(s)



Note:     Signature(s) should agree with the name(s) on the stock
certificates. Executors, administrators, trustees, guardians, etc. should so indicate when signing.